      As filed with the Securities and Exchange Commission on May 9, 2002.

                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  ------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                              TB WOOD'S CORPORATION
             (Exact name of Registrant as specified in its charter)

                                                 440 North Fifth Avenue
         Delaware                               Chambersburg, PA, 17201                         25-1771145
 (State of Incorporation)         (Address of principal executive offices) (Zip Code)        (I.R.S. Employer
                                                                                             Identification No.)

       TB WOOD'S CORPORATION 1996 STOCK-BASED INCENTIVE COMPENSATION PLAN
                            (Full Title of the Plan)

                               Mr. Michael L. Hurt
                                    President
                              TB Wood's Corporation
                             440 North Fifth Avenue
                             Chambersburg, PA 17201
                                  717.264.7161
 (Name, address and telephone number, including area code, of agent for service)

                                 With a Copy to:
                             David E. Schulman, Esq.
                                     Dechert
                                2 Serjeants' Inn
                                 London EC4Y 1LT
                                 United Kingdom
                                +44.207.583.5353

                         CALCULATION OF REGISTRATION FEE

------------------------------ ------------------- --------------------- -------------------------- ----------------------
          Title Of                                       Proposed                Proposed
         Securities                  Amount              Maximum                  Maximum                 Amount Of
            To Be                    To Be               Offering                Aggregate              Registration
         Registered                Registered       Price Per Share(1)       Offering Price(1)               Fee
------------------------------ ------------------- --------------------- -------------------------- ----------------------
Common Stock par value $.01
per share                        500,000 shares            $8.4                 $4,207,500                  $388
------------------------------ ------------------- --------------------- -------------------------- ----------------------

(1) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of $8.415 per share, the average high and low prices of Common Stock, par value $.01 per share ("Common Stock"), of TB Wood's Corporation as reported on the NASDAQ National Market on May 6, 2002.

                                Explanatory Note

This registration statement is filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering additional shares of Common Stock of the registrant in connection with the TB Wood's Corporation 1996 Stock-Based Incentive Compensation Plan (the "Plan"). A registration statement on Form S-8, registration number 33-07231 was filed on June 28, 1996 in respect of shares of Common Stock to be offered pursuant to the Plan and is currently effective. As permitted by General Instruction E to Form S-8, this registration statement incorporates by reference the information relating to the Plan contained in the earlier registration statement, to the extent not otherwise amended or superseded by the contents hereof.

         On April 23, 2002, the Plan was amended to increase the number of shares of Common Stock of TB Wood's Corporation that may be issued under the Plan from 500,000 to 1,000,000 shares of Common Stock. The stockholders approved the increase in the number of shares of Common Stock that may be issued under the Plan at the 2002 annual meeting of stockholders of TB Wood's Corporation.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The Commission allows us to "incorporate by reference" certain information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this registration statement, and information that we file subsequently with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") will be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents and will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, until the earlier, as applicable, of such time as this registration statement is no longer in effect or the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this registration statement.

                  (a) Our Annual Report on Form 10-K for the fiscal year ended December 28, 2001; and

                  (b) The description of our Common Stock contained in our Registration Statement No. 33-96498 on Form S-1, as amended, filed with the Commission on September 1, 1995, and including any amendment filed for the purpose of updating such description.

Item 8.  Exhibits.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

         Exhibit Number             Description
         --------------             -----------
         5.1                        Opinion of Dechert (counsel to the Registrant)

         23.1                       Consent of Arthur Andersen LLP, independent public accountants, with respect to the consolidated financial statements of TB Wood's
                                    Corporation.

         23.2                       Consent of Dechert (included in Opinion filed as Exhibit 5.1).

         24                         Power of Attorney (included in Signature Page)

         99                         Letter responsive to Temporary Note 3T to Article 3 in Regulation S-X


                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chambersburg, Commonwealth of Pennsylvania, on May 9, 2002.

                              TB WOOD'S CORPORATION


                              /s/ Michael L. Hurt
                              --------------------------
                              By:    Michael L . Hurt
                              Title: President


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes Michael L. Hurt, his/her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him in any and all capacities to sign any and all amendments (including pre- or post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and indicated on May 9, 2002.

/s/ Thomas C. Foley
-------------------------
Thomas C. Foley                    Chairman of the Board
                                   (Principal Executive Officer)

/s/ Michael L. Hurt
-------------------------
Michael L. Hurt                    President and Director
                                   (Principal Executive Officer)

/s/ James R. Swenson
-------------------------
James R. Swenson                   Director


/s/ Robert J. Dole
-------------------------
Robert J. Dole                     Director

/s/ Thomas F. Tatarczuch
-------------------------
Thomas F. Tatarczuch               Vice President-Finance (Principal Financial
                                   Officer and Principal Accounting Officer)

                                  Exhibit Index

        Exhibit Number             Description
        --------------             ------------
        4.1                        TB Wood's Corporation Employee Stock Purchase Plan (incorporated by reference to the 1996 Fiscal Year End Form 10-K Exhibit 10.45)

        5.1                        Opinion of Dechert (counsel to the Registrant)

        23.1                       Consent of Arthur Andersen LLP, independent public accountants, with respect to the consolidated financial statements of TB Wood's
                                   Corporation.

        23.2                       Consent of Dechert (included in Opinion filed as Exhibit 5.1).

        24                         Power of Attorney (included in Signature Page)

        99                         Letter Responsive to Temporary Note 3T to Article 3 in Regulation S-X